UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2023

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective March 1, 2023, Evan Kiefer was appointed Interim Chief Financial Officer and Treasurer of the General Partner, and Thomas L. Carter, Jr. was appointed President of the General Partner. In connection with Mr. Kiefer’s appointment, his total target compensation was increased to $1,000,000, retroactive to January 1, 2023. His base pay and short-term incentive target were each increased to $250,000, and the total grant-date value of his long-term incentive awards was $500,000.

As disclosed on Black Stone Minerals, L.P.’s (the “Partnership”) Form 8-K filed January 19, 2023, Jeffrey P. Wood stepped down from his position of President, Chief Financial Officer, and Treasurer of the general partner of the Partnership (the “General Partner”) on February 28, 2023. On March 2, 2023, Black Stone Natural Resources Management Company (the “Employer”) and the General Partner entered into a Separation Agreement and General Release of Claims (the “Agreement”) with Mr. Wood substantially consistent with his existing severance agreement.

Pursuant to the Agreement, so long as Mr. Wood does not revoke his acceptance of the Agreement within the time provided to do so and satisfies the other terms and conditions of the Agreement, Mr. Wood will receive the following consideration in accordance with the terms of his severance agreement with the Employer and the applicable equity award agreements with the General Partner:

•	a lump sum cash payment of $864,658;

•	for a period of up to 12 months (or until Mr. Wood is eligible to be covered under another employer’s group health plan), monthly reimbursement for the cost of COBRA continuation coverage;

•	accelerated vesting of a pro-rated portion of Mr. Wood’s outstanding restricted common units in the Partnership (the “Common Units”) in amount of 8,363 Common Units;

•

accelerated vesting of a pro-rated portion of such Executive’s outstanding performance units and associated distribution-equivalent rights, settled through the issuance of Common Units in the amount of 166,827 Common Units (before settlement of distribution-equivalent rights); and

•	elimination of employment-based forfeiture restrictions (but not performance-based forfeiture restrictions) with respect to 45,988 performance units relating to a 2022 aspirational performance award.

Mr. Wood remains subject to the confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in his severance agreement with the Employer; however, the non-competition covenant has been modified to limit certain restrictions so that they only prohibit affiliation with certain entities.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Separation Agreement and General Release of Claims, dated as of March 2, 2023, by and among Jeffrey P. Wood, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: March 3, 2023	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary